Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(14,535,742)
Unrealized Gain (Loss) on Market Value of Futures	4,813,654
Dividend Income	5,284
Interest Income	9,789
ETF Transaction Fees	1,050
Total Income (Loss)	$(9,705,965)

Expenses
General Partner Management Fees	$34,649
Professional Fees	16,103
Brokerage Commissions	9,642
Non-interested Directors' Fees and Expenses	426
Prepaid Insurance Expense	345
NYMEX License Fee	866
SEC & FINRA Registration Expense	3,946
Total Expenses	65,977
Expense Waiver	(23,996)
Net Expenses	$41,981
Net Income (Loss)	$(9,747,946)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/16	$76,176,870
Additions (150,000 Shares)	3,628,766
Net Income (Loss)	(9,747,946)

Net Asset Value End of Month	$70,057,690
Net Asset Value Per Share (2,750,000 Shares)	$25.48

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612